CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment #1209/1211 to the Registration Statement on Form N-1A of Advisors Series Trust and to the use of our report dated February 25, 2026 on the financial statements and financial highlights of SBH Equity Fund (formerly Capital Advisors Growth Fund), a series of Advisors Series Trust, appearing in Form N-CSR for the year ended December 31, 2025, which are also incorporated by reference into the Registration Statement.

                            /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
October 30, 2026